Exhibit C

LIBERTY RENEWABLE FUELS LLC

SUBSCRIPTION AGREEMENT

Limited Liability Company Membership Units

$5,000 PER UNIT

MINIMUM INVESTMENT OF 4 UNITS ($20,000)

1 UNIT INCREMENTS THEREAFTER ($5,000)

The undersigned subscriber, desiring to become a member of Liberty Renewable Fuels LLC (“Liberty”), a Delaware limited liability company, with its principal place of business at 3508 E. M-21, Corunna, Michigan 48817, hereby subscribes for the purchase of the membership interests of Liberty and agrees to pay the related purchase price, identified below.

A.	SUBSCRIBER INFORMATION. Please print your individual or entity name and address. Joint subscribers should provide their respective names. Your name and address will be recorded exactly as printed below.

1.	Subscriber’s Printed Name:

2.	Title, if applicable:

3.	Subscriber’s Address:

Street

City, State, Zip Code:

4.	Email Address:

5.	Phone Number:

6.	Fax Number:

B.	NUMBER OF UNITS PURCHASED. You must purchase at least 4 units. Your ownership interest may not exceed 20% of all our outstanding membership units. We presently have units outstanding. Therefore, the maximum number of units you may own is units if we sell the minimum offering and units if we sell the maximum.

(“Number of Units”)

C.	PURCHASE PRICE. Indicate the dollar amount of your investment (minimum investment is $20,000).

1. Total Purchase Price ($5,000.00 Per Unit multiplied by the Number in box B above.)	=	2. 1st Installment (20% of the Total Purchase Price)	+	3. 2nd Installment (80% of the Total Purchase Price)

	=		+
(“Subscription Price”)

D.	ESCROW PROCEDURES. Proceeds from subscriptions for the units will be deposited in an interest-bearing escrow account that we have established with Fifth Third Bank, as escrow agent under a written escrow agreement. When (1) the proceeds deposited in the escrow account equal at least $10,000,000 in subscription proceeds (exclusive of interest) and (2) we have received written debt financing commitments providing for sufficient debt financing which, combined with the subscribed for offering proceeds and funds we raised in previous private placement offerings, are equal to at least our then estimated total ethanol plant project cost, we will mail written notice to all subscribers that the payment of the remainder of the purchase price is due to be paid to the escrow agent within 15 days. The escrow agent will not release funds from the escrow account to Liberty until (1) the total subscription proceeds for fully-paid units deposited in the escrow account equals or exceeds $50,000,000 (exclusive of interest) and (2) the escrow agent receives a copy of Liberty’s written debt financing commitments. When these conditions are met (the “Escrow Release Date”), the escrow account will close and all proceeds will be distributed to Liberty.

E.	GENERAL INSTRUCTION FOR SUBSCRIBERS: You should read Liberty’s Prospectus dated (the “Prospectus”) in its entirety, including exhibits, for a complete explanation of an investment in Liberty Renewable Fuels LLC.

INSTRUCTIONS — YOU MUST FOLLOW STEPS 1 THROUGH 3 BELOW:

1.	Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 5 and the Member Signature Page to our Company Agreement attached to this Subscription Agreement as Exhibit A.

2.	Immediately provide your personal (or business) check for twenty percent (20%) of the amount of your investment (as determined in Subscription Price and Number of Units purchased on page 1) made payable to “Fifth Third Bank, Escrow Agent for Liberty Renewable Fuels LLC.”

3.	If this Subscription Agreement is submitted following the Escrow Release Date, immediately provide your personal (or business) check for one hundred percent (100%) of the amount of your investment (as determined in Subscription Price and Number of Units purchased on page 1) made payable to “Liberty Renewable Fuels, LLC.”

4.	Deliver the original executed documents referenced in Item 1 of these Instructions, together with your personal or business check described in Item 2 or Item 3, as applicable, of these Instructions to the following:

Liberty Renewable Fuels LLC 3508 E. M-21 Corunna, Michigan 48817 Attention: David Skjaerlund

If we accept your investment, your funds will be at-risk upon the initial closing as described in the Prospectus. Liberty may, in its sole discretion, reject or accept any part or all of your subscription. If Liberty rejects your subscription, your Subscription Agreement and investment will be returned to your promptly. Liberty may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.

YOU MAY DIRECT YOUR QUESTIONS TO ONE OF OUR MANAGERS LISTED BELOW AT (989) 743-1042, OR AT OUR BUSINESS ADDRESS LIBERTY RENEWABLE FUELS LLC, 3508 E. M-21, CORUNNA, MICHIGAN 48817:

NAME	POSITION
David Skjaerlund	Manager, President & Chief Executive Officer
Tom Pumford	Manager, Chief Financial Officer and Secretary
Wilson Lauer	Manager & Vice President
Dennis Muchmore	Manager & Vice President
Bob Kennedy	Manager & Vice President
Matt Dutcher	Manager & Vice President

F.	ADDITIONAL SUBSCRIBER INFORMATION. The subscriber, named above, certifies the following under the penalties of perjury:

1.	FORM OF OWNERSHIP. Check the appropriate box (one only) to indicate the form of ownership. If the subscriber is a Custodian, Corporation, Partnership or Trust, please provide the additional information requested.

☐	Individual.

☐	Joint Tenants with Right of Survivorship (Both signatures must appear on page 5).

☐	Corporation, Limited Liability Company or Partnership (Corporate Resolutions, Operating Agreement or Partnership Agreement must be enclosed).

☐	Trust.

Trustee’s Name: Trust Date:

☐	Other: Provide detailed information in the space immediately below.

2.	SUBSCRIBER’S TAXPAYER INFORMATION. Check the appropriate box if you are a non-resident alien, a U.S. citizen residing outside the United States or subject to backup withholding. Trusts should provide their taxpayer identification number. Custodians should provide the minor’s Social Security Number. All individual subscribers should provide their Social Security Number. Other entities should provide their taxpayer identification number.

☐	Check this box if you are non-resident alien.

☐	Check this box if you are U.S. citizen residing outside of the United States.

☐	Check this box if you are subject to back-up withholding.

Subscriber’s Social Security Number:

Joint Subscriber’s Social Security Number:

Taxpayer Identification Number:

3.	MEMBER REPORT ADDRESS. If you would like duplicate copies of member reports sent to an address that is different than the address identified in Section A on Page 1, please complete this section.

Address:

Street

City, State, Zip Code:

4. STATE OF RESIDENCE.

State of Principal Residence:

State where driver’s license is issued:

State where resident income taxes are filed:

State(s) in which you have maintained your principal residence during the past three (3) years:

a.	b.	c.

5.	SUBSCRIBER’S REPRESENTATIONS, WARRANTIES AND COVENANTS. You must read and certify your representations and warranties and sign and date this Subscription Agreement.

By signing below the subscriber represents and warrants to Liberty that he, she or it:

a.	has received a copy of Liberty’s Prospectus and the exhibits thereto;

b.	has been informed that the units of Liberty are offered and sold in reliance upon a federal securities registration, state securities registration in certain states and securities registration exemptions in various states, and understands that the units to be issued pursuant to this Subscription Agreement can only be sold to a person meeting requirements of suitability;

c.	has been informed that the securities purchased pursuant to this Subscription Agreement have not been registered under the securities laws of any state other than as described herein and that Liberty is relying in part upon the representations of the undersigned Subscriber contained herein;

d.	has been informed that the securities subscribed for have not been approved or disapproved by any regulatory authority, nor has any regulatory authority passed upon the accuracy or adequacy of the Prospectus;

e.	intends to acquire the units for his/her/its own account without a view to public distribution or resale and that he/she/it has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any units or any portion thereof to any other person;

f.	understands that there is no present market for Liberty’s membership units, that the membership units will not trade on an exchange or automatic quotation system, that no such market is expected to develop in the future and that there are significant restrictions to the transferability of the membership units;

g.	has been encouraged to rely upon the advice of his legal counsel and accountants or other financial advisers with respect to the tax and other considerations relating to the purchase of units;

h.	has received a copy of the Liberty Company Agreement and understands that acceptance upon financial closing, the subscriber and the membership units subscriber purchases will be bound by the provisions of the Company Agreement which contains, among other things, provisions that restrict the transfer of membership units;

i.	understands that the units are subject to substantial restrictions on transfer under state securities laws along with restrictions in the Liberty Company Agreement and agrees that if the membership units or any part thereof are sold or distributed in the future, the subscriber shall only sell or distribute them pursuant to the terms of Liberty’s Company Agreement, the requirements of the Securities Act of 1933, as amended, and applicable state securities laws;

j.	is capable of bearing the economic risk of this investment, including the possible total loss of the investment;

k.	understands that Liberty will place a restrictive legend on any certificate representing any unit containing substantially the following language as the same may be amended by the Managers of Liberty in their sole discretion:

THE TRANSFERABILITY OF THE UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE, OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE STATE AND FEDERAL LAW AND THE TERMS AND CONDITIONS SET FORTH IN LIBERTY’S COMPANY AGREEMENT AS AGREED TO BY EACH MEMBER.

THE UNITS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

l.	understands that to enforce the above legend, Liberty may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing any of the membership units;

m.	has knowledge and experience in business and financial matters as to be able to evaluate the merits and risks of an investment in the units, believes that the investment in units is suitable for the subscriber and can bear the economic risk of the purchase of units including the total loss of the undersigned’s investment;

n.	may not transfer or assign this Subscription Agreement, or any of the subscriber’s interest herein;

o.	has written his, her, or its correct taxpayer identification number under Item 3 on this Subscription Agreement; and

p.	is not subject to back-up withholding either because he, she or it has not been notified by the Internal Revenue Services (“IRS”) that he, she or it is subject to back-up withholding as a result of a failure to report all interest or dividends, or the IRS has notified him, her or it that he, she or it is no longer subject to back-up withholding (Note this clause (p) should be crossed out if the back-up withholding box in Item 2 is checked.

6.	INDIANA RESIDENTS ONLY. Check the appropriate box (one only) to indicate the your qualification to purchase in this offering:

☐	Net worth exclusive of your home, home furnishings and automobiles of at least $65,000 and gross income during the last tax year of at least $65,000 with an expectation of at least $65,000 in gross income during the current tax year; or

☐	Net worth exclusive of your home, home furnishings and automobiles of at least $150,000

7.	IOWA RESIDENTS ONLY. Check the appropriate box (one only) to indicate the your qualification to purchase in this offering:

☐	Net worth exclusive of your home, home furnishings and automobiles of at least $65,000 and gross income during the last tax year of at least $65,000 with an expectation of at least $65,000 in gross income during the current tax year; or

☐	Net worth exclusive of your home, home furnishings and automobiles of at least $175,000

8.	TENNESSEE RESIDENTS ONLY. Check the appropriate box (one only) to indicate the your qualification to purchase in this offering:

☐	Net worth exclusive of your home, home furnishings and automobiles of at least $250,000 and gross income during the last tax year of at least $65,000 with an expectation of at least $65,000 in gross income during the current tax year; or

☐	Net worth exclusive of your home, home furnishings and automobiles of at least $500,000

9.	FARM RELATED INFORMATION.
*You do not need to be a farmer to invest

Please fill out the following information:

Subscribers Printed Name:

Address:

Phone: Cell/Other:

Please check the appropriate box below:

Farm Status

1.	☐ Owner ☐ Operator ☐ Non-Farmer

Please only fill out the rest of this information if you are an Owner or Operator

2.	☐ Full-time ☐ Part-time

3.	Total number of Acres: .

Commodity	- Please check all that apply and specify

☐	Grain Farmer

☐	Vegetable/Fruit/Sugar Beet

☐	Livestock (please indicate number)
☐	Beef Cattle qty.
☐	Dairy Cows qty.
☐	Poultry qty.
☐	Swine qty.
☐	Other: qty.

Total	Gross Farm Sales: Please check one box

☐	Under $100,000 ☐ $100,000-$249,000 ☐ $250,000-$499,000

☐	$500,000-$999,000 ☐ Over $1,000,000

* This information is for internal owner profiling only and will not be sold or distributed to any party.

[Remainder of page intentionally left blank]

SIGNATURE OF SUBSCRIBER/JOINT SUBSCRIBER:

DATE:

INDIVIDUALS:	ENTITIES:

Name of Individual Subscriber (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title

Name of Joint Individual Subscriber (Please Print)	Signature of Officer

Signature of Joint Individual

ACCEPTANCE OF SUBSCRIPTION BY LIBERTY RENEWABLE FUELS LLC:

Liberty Renewable Fuels LLC hereby accepts the subscription for the above Units.

Dated this day of , 200 .

LIBERTY RENEWABLE FUELS LLC

By:

Its:

EXHIBIT A

MEMBER SIGNATURE PAGE

ADDENDA TO THE COMPANY AGREEMENT OF LIBERTY RENEWABLE FUELS LLC

The undersigned does hereby represent and warrant that the undersigned, as a condition to becoming a Member in Liberty Renewable Fuels LLC, has received a copy of the Company Agreement, and, if applicable, all amendments and modifications thereto, and does hereby agree that the undersigned, along with the other parties to the Company Agreement, shall be subject to and comply with all terms and conditions of said Company Agreement in all respects as if the undersigned had executed said Company Agreement on the original date thereof and that the undersigned is and shall be bound by all of the provisions of said Company Agreement from and after the date of execution hereof.

DATE:

INDIVIDUALS:	ENTITIES:

Name of Individual Subscriber (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title

Name of Joint Individual Subscriber (Please Print)	Signature of Officer

Signature of Joint Individual

AGREED AND ACCEPTED ON BEHALF OF THE COMPANY AND ITS MEMBERS:

LIBERTY RENEWABLE FUELS LLC

By:

Its: